UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2015

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52013	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02 Results of Operations and Financial Condition

The disclosure provided in the first paragraph under Item 7.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 12, 2015, Robert Giardina, the Chief Executive Officer of the Company, Daniel Gallagher, the President and Chief Operating Officer, and Carolyn Spatafora, the Chief Financial Officer will attend the 17th Annual ICR XChange Conference. During the presentation, management plans to discuss, among other things, preliminary results of operations concerning the Company’s fourth quarter ended December 31, 2014, including information with respect to membership trends and the progress of the roll-out of its “high-value, low-price” model. The Company plans to announce the following preliminary estimates for the fourth quarter of 2014:

•	Revenue for the fourth quarter is expected to come in at the higher end of our previous guidance of $108.0 million to $109.0 million.

•	Fourth quarter adjusted EBITDA is expected to be approximately 5% to 10% above previous guidance of $8.8 million.

•	Fourth quarter 2014 average monthly attrition approximates 3.9%.

•	As of December 31, 2014, total ending member count is approximately 484,000. This is an increase of approximately 5,000 members from Q3 2014.

•	We ended the quarter with approximately $94 million of cash on hand. Net debt is approximately $214 million, a decline of approximately $37 million from the end 2013.

•	Subsequent to Q3 2014, the Company made a principal payment of $13.5 million in connection with the sale of the property at East 86th Street, New York, NY.

The above estimates are derived from preliminary internal financial reports and is subject to revision based on the completion of quarter-end accounting and financial reporting processes and year end audit necessary to finalize our financial statements as of and for the quarter and year ended December 31, 2014. We cannot assure you that, upon completion of finalization, we will not report results materially different than those set forth above. Accordingly, our actual results may differ from these estimates and such differences may be material.

The Company is expected to announce its earnings for the fourth quarter and full year ended December 31, 2014 and guidance for the first quarter of 2015 on or about February 25, 2015.

Management is currently scheduled to present on Monday, January 12, 2015 at 8:30 a.m. Eastern Time. The audio portion of the presentation will be webcast live at www.mysportsclubs.com under the Investor Relations section. An archived replay on that website will be available two hours after the conclusion of the live event. The slides accompanying the presentation will be posted to the www.mysportsclubs.com website shortly before the presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)

Date: January 12, 2015	By:	/s/ Carolyn Spatafora
Carolyn Spatafora
Chief Financial Officer